UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Greenwich Office Park
1st Floor
 Greenwich, Connecticut, United States 06831
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2023, Sphere 3D Corp. (the "Company") filed Articles of Amendment to effectuate a share consolidation (the "Share Consolidation") of its issued and outstanding common shares on a 1-for-7 basis. The Share Consolidation became effective on June 28, 2023. Following the Share Consolidation, every seven (7) issued and outstanding common shares of the Company will be automatically combined and converted into one (1) issued and outstanding common share of the Company. No fractional shares will be issued in connection with Share Consolidation. If the Share Consolidation results in a fractional share, the number of new common shares issued will be rounded up to the nearest whole share.

As previously announced, the Company's shareholders authorized the Board, in its discretion, to effect a share consolidation of the Company's common shares at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board and effected, if at all, within one year from the date of the special meeting of the shareholders. On June 26, 2023, the Board of Directors of Company determined to effect the Share Consolidation at a ratio of 1-for-7 and to approve the corresponding final form of the Amendment.

The Company's common shares will begin trading on a Share Consolidation-adjusted basis on the Nasdaq Capital Market at the opening of trading on June 29, 2023. In connection with the Share Consolidation, the Company's common shares will commence trading with a new CUSIP number, 84841L407, and will be traded under the existing trading symbol "ANY". The Company's transfer agent, TSX Trust Company is acting as exchange agent for the Share Consolidation and will send instructions to shareholders of record regarding the exchange of certificates for common shares.

The foregoing description of the Articles of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Articles of Amendment, a copy of which is attached to hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 28, 2023, the Company issued a press release announcing the Share Consolidation. A copy of the of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Amendment of the Company dated June 28, 2023.
99.1	Press Release dated June 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2023

SPHERE 3D CORP.

	By:	/s/ Patricia Trompeter
Patricia Trompeter Chief Executive Officer